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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------


                                                           Jurisdiction of
                                 Percentage Owned           Incorporation
                             -------------------------  -----------------------
Hopkinsville Federal Bank              100%                 United States